UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 22, 2015

South State Corporation

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street, Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 22, 2015, South State Bank, a wholly-owned subsidiary of South State Corporation (the “Company”), entered into an agreement (the “Purchase Agreement”) to purchase 12 South Carolina bank branch locations and one Georgia branch location from Bank of America, N.A.  The branches are located in Florence, Greenwood, Orangeburg, Sumter, Newberry, Batesburg-Leesville, Abbeville and Hartsville, South Carolina, as well as Hartwell, Georgia.  A copy of the press release describing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Company expects the transaction to close in the 3rd Quarter of 2015, subject to approval by regulators and customary closing conditions.

South State Bank anticipates assuming approximately $580 million of deposits and purchasing approximately $3 million in loans through the transaction.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release dated April 22, 2015

99.2	Purchase and Assumption Agreement, dated as of April 22, 2015 between Bank of America, N.A. and South State Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

Dated: April 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 22, 2015

99.2	Purchase and Assumption Agreement, dated as of April 22, 2015 between Bank of America, N.A. and South State Bank